                                                                  EXHIBIT 99.1


                       AMERIMAR - CHERRY HILL ASSOCIATES
                              LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

COOPERS                               COOPERS & LYBRAND L.L.P.
& LYBRAND
                                      a professional services firm



                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of
  Amerimar Cherry Hill Associates
  Limited Partnership:

We have audited the accompanying balance sheet of Amerimar Cherry Hill Associates as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amerimar Cherry Hill Associates Limited Partnership as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 19, 1996

                        AMERIMAR CHERRY HILL ASSOCIATES
                              LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1995


                                     ASSETS

Investments in real estate, at cost:
   Land                                                                                            $1,202,500
   Buildings and improvements                                                                       3,593,070
   Furniture, fixtures and equipment                                                                1,104,205
                                                                                                   ----------

                                                                                                    5,899,775

  Less accumulated depreciation                                                                    (1,510,788)
                                                                                                   ----------


              Total real estate, net                                                                4,388,987

Cash and cash equivalents                                                                             464,443

Accounts receivable                                                                                   102,333

Prepaid and other assets                                                                               69,414

Deferred costs, net of accumulated amortization of $196,604                                            66,093
                                                                                                   ----------

              Total assets                                                                         $5,091,270
                                                                                                   ==========


                                            LIABILITIES AND PARTNERS' DEFICIT

Liabilities:
   Mortgage note payable                                                                           $5,306,252
   Accounts payable and accrued expenses                                                              170,672
   Due to affiliate                                                                                    12,527
                                                                                                   ----------

        Total liabilities                                                                           5,489,451

Partners' deficit                                                                                    (398,181)
                                                                                                   ----------


              Total liabilities and partners' deficit                                              $5,091,270
                                                                                                   ==========



             See accompanying notes to the financial statements.

                        AMERIMAR CHERRY HILL ASSOCIATES
                              LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995


Revenues:
   Suite revenue                                                                                   $2,731,707
   Other income                                                                                       174,774
                                                                                                   ----------

        Total revenues                                                                              2,906,481
                                                                                                   ----------

Expenses:
  Operating expenses                                                                                1,478,550
  Management fees                                                                                     145,621
  Interest expense                                                                                    501,752
  Depreciation                                                                                        219,395
  Amortization of deferred costs                                                                       46,421
  Real estate taxes                                                                                   160,295
                                                                                                   ----------

              Total expenses                                                                        2,552,034
                                                                                                   ----------

              Net income                                                                           $  354,447
                                                                                                   ==========




              See accompanying notes to the financial statements.

                        AMERIMAR CHERRY HILL ASSOCIATES
                              LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                  STATEMENT OF CHANGES IN PARTNERS' DEFICIT -
                      FOR THE YEAR ENDED DECEMBER 31, 1995




                                                                                       Limited
                                                  General Partners                     Partners        Total
                                    --------------------------------------------      ----------    -----------
                                    Associates       Investors      Deal Partner         Benco
                                    ----------       ---------      ------------         -----
Balance, January 1, 1995           $ (256,579)       $  -           $ (119,734)       $ (51,315)    $ (427,628)

Contributions                           5,044          (5,044)           -                -              -

Distributions                        (190,740)         (4,260)         (91,000)         (39,000)      (325,000)

Net income                            208,415           4,253           99,245           42,534        354,447
                                   ----------        --------       ----------        ---------     ----------

Balance, December 31, 1995         $ (233,860)       $ (5,051)      $ (111,489)       $ (47,781)    $ (398,181)
                                   ==========        ========       ==========        =========     ==========






              See accompanying notes to the financial statements.

                        AMERIMAR CHERRY HILL ASSOCIATES
                              LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
  Net income                                                                                        $ 354,447
  Adjustments to reconcile net income to
          cash provided by operating activities:
       Depreciation                                                                                   219,395
       Amortization                                                                                    46,421
       Changes in assets and liabilities:
          Accounts receivable                                                                          21,429
          Prepaid and other assets                                                                    (21,215)
          Accounts payable and accrued expenses                                                        12,826
                                                                                                    ---------

              Total cash provided by operating activities                                             633,303
                                                                                                    ---------

Cash flows from investing activities:
  Additions to real estate                                                                           (156,571)
                                                                                                    ---------

              Total cash used in investing activities                                                (156,571)
                                                                                                    ---------

Cash flows from financing activities:
   Repayment of note payable                                                                         (218,750)
   Distributions to partners                                                                         (325,000)
                                                                                                    ---------

              Net cash used in financing activities                                                  (543,750)
                                                                                                    ---------

Increase (decrease) in cash                                                                           (67,018)

Cash, beginning of year                                                                               531,461
                                                                                                    ---------

Cash, end of year                                                                                   $ 464,443
                                                                                                    =========

Supplemental disclosure of cash flow
       information:
  Cash paid during the year for interest                                                            $ 501,788
                                                                                                    =========




              See accompanying notes to the financial statements.

                        AMERIMAR CHERRY HILL ASSOCIATES
                              LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION:

     Amerimar Cherry Hill Associates Limited Partnership (the Partnership) is a Delaware Limited Partnership formed on July 25, 1988 to develop and operate a Residence Inn Hotel in Cherry Hill, New Jersey.

     The percentage interests of the general and limited partners at December 31, 1995 are as follows:

                                                                                               Percentage
                                                                                                Interest
                                                                                               ----------
              General partners:
                 Amerimar Associates Limited Partnership
                        ("Associates")                                                              22.0%
                 Amerimar Investors Limited Partnership
                        ("Investors")                                                                 .5
                 C. Ronald Bleznak ("Deal Partner")                                                 10.0
              Limited partner:
                 Beneficial Real Estate
                        Joint Venture, Inc. ("Benco")                                               67.5
                                                                                                   -----

                                                                                                   100.0%
                                                                                                   =====

     The Partnership agreement was amended January 1, 1993. As a result, losses were allocated first, in proportion to and to the extent of positive capital account balances of those partners having positive capital account balances; second, in proportion to and to the extent of profit previously allocated to the partners, and then in proportion to the following percentages: 60% to Associates, 20% to Deal Partner, 20% to Benco.

     Generally, profits were allocated first, in proportion to and to the extent of the losses previously allocated to the partners, and then in proportion to the following percentages: 60% to Associates, 28% to Deal Partner, 12% to Benco.

     Cash distributions were made to the Partners, first in proportion to the Partners' unrecovered capital until it is reduced to zero, and then in proportion to the following percentages: Associates 60%, Deal Partner 28%, and Benco 12%.

     The Partnership was amended, and the changes became effective in April 1995, at which time the Amerimar Associates Limited Partnership ("Associates") assigned .5% of their interest in the Partnership to Amerimar Investors Limited Partnership ("Investors"). As a result, losses will continue to be allocated first, in proportion to and to the extent of positive capital account balances of those partners having positive capital account balances; second, in proportion to and to the extend of profit previously allocated to the partners, and then in proportion to the following percentages: 58.8% to Associates, 1.2% to Investors, 20% to Deal Partner, 20% to Benco.

     Profits will continue to be allocated first, in proportion to and extent of the losses previously allocated to the partners, and then in proportion to the following percentages: 58.8% to Associates, 1.2% to Investor, 28.0% to Deal Partner, 12.0% to Benco.

     Cash distributions will also continue to be made to the Partners, first in proportion to the Partners' unrecovered capital until it is reduced to zero, and then in proportion to the following percentages: Associates 58.8%, Investor 1.2%, Deal Partner 28.0% and Benco 12.0%.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 INCOME TAXES:

     The taxable income or loss of the Partnership is included in the income tax returns of the partners and, accordingly, no provision for income tax expense or benefit is reflected in the accompanying financial statements.

     The Partnership's tax returns and the amount of allocable profits or losses are subject to examination by Federal and state taxing authorities. The tax liability of the partners could be modified if such an examination resulted in changes to Partnership profits and losses.

                 CASH AND CASH EQUIVALENTS:

     Cash and cash equivalents include all cash balances and highly liquid investments having maturities of three months or less.

                 PROPERTY AND EQUIPMENT:

     Property and equipment are recorded at cost. Cost of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations as incurred. When property is retired or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the accounts and any resultant gains or losses are reflected in income for the period.

     Depreciation of buildings and improvements is computed on the straight-line basis over 31- 1/2 years to 39 years. Depreciation of equipment is computed using the 200% declining balance method, over a 5-to-7 year period.

                 DEFERRED COSTS:

     Loan costs are amortized on a straight-line basis, which approximates the interest rate method, over the term of the mortgage. Other deferred charges, including organization costs and franchise fees, are being amortized over a five-year period and ten-year period, respectively.

                 CREDIT RISK:

     In the normal course of business the Partnership grants credit to hotel customers who are primarily either tourists or corporate travelers. The Partnership primarily invests its excess cash in interest-bearing instruments with major commercial banks. Cash available in these accounts may at times, exceed FDIC insurance limits.

                 USE OF ESTIMATES:

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   MORTGAGE NOTE PAYABLE:

     The Partnership has a mortgage note payable with a term of 5 years and two one-year renewal options. The loan has a fixed rate component ($5,000,000) and a variable rate component ($306,250) at December 31, 1995. The fixed rate component interest rate is 9.21%. The variable rate component interest rate is the 90-day LIBOR rate (5.63% at December 31, 1995) plus 2.25%. The carrying value of the financial instrument indicated above approximates fair market value. Annual principal repayments are required on the variable rate component as follows for the years ended December 31:

                          1996                                     $243,750
                          1997                                       62,500
                                                                   --------

                                                                   $306,250
                                                                   ========

     The fixed rate component of $5,000,000 is due February 1997 or may be renewed at the Partnership's option as noted above.

     The note is collateralized by the Partnership's real property.


4.   COMMITMENTS:

                 OPERATING LEASES:

     The Partnership has leases related to various office equipment which have been accounted for as operating leases. The Partnership recorded expenses of approximately $27,000 related to these leases for the year ended December 31, 1995.

     At December 31, 1995, under minimum future lease payment, noncancelable leases in excess of one year were as follows:

                          1997                           $27,000
                          1998                            27,000
                          1999                            17,000
                          2000                             6,000
                                                         -------

                                                         $77,000
                                                         =======

                 OTHER AGREEMENTS:

Marriott Inc. (the "Franchisor") has the right to inspect the property and request that capital or other improvements be made by the Partnership. No estimates have been made in these financial statements for any costs to be incurred related to such inspections.

                 OTHER AGREEMENTS, CONTINUED:

     The Partnership has entered into an agreement with a Company that provides cable equipment and service. The agreement may be canceled by the Partnership, subject to cancellation fees of approximately $18,000 at December 31, 1995.


5.   RELATED PARTIES:

     The Partnership has engaged affiliates of the general partners to perform property management, administrative and other services for the project. These affiliates received $145,621 in management fees totaling 5% of gross revenues received. Fees are included in operating expenses for the year ended December 31, 1995. There were $12,404 in unpaid management fees at December 31, 1995.


6.   AGREEMENT OF SALE:

     The Partnership entered into an agreement on March 8, 1996 with an unrelated third party to sell the property, as defined in the agreement. The agreement provides for the cancellation of the management and franchise agreements on or before closing. In addition, the agreement requires that there be a simultaneous closing under a separate Agreement of Purchase and Sale between BA-Harrisburg Associates and the buyer and that there not be a material default under such agreement prior to closing.


7.   LITIGATION:

     In 1989, the Partnership terminated its construction contract with the contractor of the hotel, by reason of certain defaults thereunder by the contractor.

     In 1990, a suit was filed against the Partnership and other defendants alleging breach of the construction contract and breach of certain other obligations, representations and warranties. Certain claims, aggregating $6.1 million, which were asserted against the Partnership were dismissed in 1993. The breach of contract claim for damages in the amount of approximately $200,000 plus interest, costs and legal fees is pending and is in the late discovery stage. The Partnership has denied all liability for these claims and is vigorously defending such claims.

     The Partnership is also aware of a threatened employee claim which is being handled in the ordinary course of business.

     The ultimate results of the matters described above cannot be determined; however, if the Partnership does not prevail, the outcome could have a material impact, either individually or in the aggregate, on the financial position, future results of operations and cash flows of the Partnership.



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